CyrusOne Inc. Announces New $450 Million Unsecured Revolving Credit Facility and $150 Million Unsecured Term Loan

DALLAS (October 9, 2014) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE) today announced that its operating partnership, CyrusOne LP, has closed a new $450 million senior unsecured revolving credit facility and a $150 million senior unsecured term loan. The revolving credit facility replaces the Company’s $225 million secured credit facility which previously bore interest at a rate of LIBOR + 3.25%.The new revolving credit facility will initially bear interest at a rate of LIBOR + 1.70%. The revolving facility is scheduled to mature in October 2018 and includes a one-year extension option, which if exercised by the Company would extend the termination date to October 2019. The term loan will initially bear interest at a rate of LIBOR + 1.65% and is scheduled to mature in October 2019. The term loan may be drawn in up to three draws (including the drawing on the closing date) within six months of the closing date. The Company has elected to draw $75 million of the term loan at closing. The facilities contain an accordion feature that allows the Company to increase the aggregate commitment by up to $300 million.

“We are pleased with the results of the transaction,” said Kimberly Sheehy, Chief Financial and Administrative Officer. “In moving to an unsecured structure, while significantly increasing the aggregate commitment, we have enhanced financial flexibility and the capacity to fund our growth at attractive interest rates.”

CyrusOne engaged KeyBank National Association to serve as administrative agent, J.P. Morgan Chase Bank, N.A. to serve as syndication agent, and KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Barclays, RBC Capital Markets, and TD Securities (USA) LLC, to serve as joint lead arrangers.

About CyrusOne
CyrusOne Inc. (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 645 customers, including nine of the Fortune 20 and more than 135 of the Fortune 1000 companies.
CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne's Internet interconnection platform provides robust connectivity options to drive revenue, reduce expenses, and improve service quality for enterprises, content, and telecommunications companies. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.
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information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.